XZERES Appoints R. Michael Williams as Chief Financial Officer

WILSONVILLE, ORE., September 9, 2014 ─ XZERES Corp. (OTCQB: XPWR), a global clean energy solutions company, has appointed R. Michael Williams as chief financial officer, succeeding Steven Shum who has been appointed chief operating officer and who will remain a company director.

“We welcome Mike’s extensive leadership in finance and accounting for publicly and privately held companies with global presence,” said David Hofflich, CEO of XZERES. “Mike’s background and skill set will further support XZERES’ recently extended product offerings and our growth in the domestic and international markets. We thank Steve for his contributions as CFO, which have helped finance and build XZERES into a global leader in distributed wind. We look forward to his continued leadership as our new COO.”

“Given our increasing global sales activities, XZERES is now at a point that it needs to expand its leadership team to support sales of our UK FITCO program, our sales network in Japan - pending ClassNK certification, and other large scale sales initiatives that we expect to complete,” continued Hofflich. “We will also continue to leverage our international sales team to pursue various market opportunities, including India, Philippines, and Vietnam, as well as in Europe and the Americas.”

Williams brings more than 30 years of experience in finance and accounting for publicly traded and privately held manufacturing and distribution companies. He previously served as CFO of Dr. Bott, a distributor for digital lifestyle accessories for Apple devices. Prior to Dr. Bott, he was vice president of finance at Sonetics Corporation, a leader in innovative and proven team communication systems for high-noise environments. He has also served as CFO of Silver Eagle Manufacturing Co., the global leader in light tactical trailers and converter dollies.

Before Silver Eagle, Williams was vice president of finance at HemCon Medical Technologies, a leading developer and marketer of advanced medical products and a subsidiary of publicly-traded TriStar Wellness Solutions®, where he was awarded CFO of the Year for medium sized private companies by the Portland Business Journal. Earlier in his career, he held controller positions at FEI Company, TRM Corporation, Williams Controls Industries, Gerber Legendary Blades Division of Fiskars, and Del Monte Foods.

Williams is a Certified Public Accountant, Certified Management Accountant and Chartered Global Management Accountant. He holds a MBA in IT and Finance from the University of Portland and a Bachelor of Science in Business Administration from Oregon State University.

About XZERES

XZERES Corp. is a global renewable energy company. The company designs and manufactures on- and off-grid distributed wind turbine systems as well as energy efficiency solutions for commercial, light industrial and residential markets. XZERES’ products reduce energy costs and carbon footprints. Headquartered in Wilsonville, Oregon, XZERES’ international distribution network supports the deployment of its products in 110 countries and on all seven continents. For more information please visit www.xzeres.com.

About XZERES Turbines

XZERES’ Skystream 2.4, XZERES 10, and XZERES 50 wind turbines are the best-in-class small scale wind turbines for agricultural, residential, small business and microgrid applications. With over 9,300 installations, XZERES turbines are the leading, small-scale wind energy solutions.

Forward-Looking Statements and Safe Harbor Statement:

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under "Risk Factors" in the Company's filings made with the Securities Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements and the Company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

Investor Relations Contact:
Liolios Group, Inc.
Ron Both
Tel 1-949-574-3860
XPWR@liolios.com